Exhibit 99.9

5/18/15

Supplemental FAQs for VPs – President

1.	What happens to Restricted Cash for this season?

Within 30 days of the closing of the transaction, you will receive a payment equal to your seasonal target for the season in which the closing occurs, prorated based on the number of days in the season that have elapsed as of the closing date of the merger.

2.	Will the Restricted Cash Plan continue after the transaction is complete?

ascena has committed to maintain cash bonus opportunities for continuing associates at a level that is no less favorable than that currently offered to associates for one year following the closing of the merger.

3.	What happens after the year?

After the first anniversary of the closing, compensation and benefits programs will be determined by ascena.

4.	What happens to the Restricted Cash I currently have banked from the years?

Banked amounts under the Long-Term Restricted Cash Program for fiscal years 2012 through 2014 will be paid within 30 days following the closing of the merger. If the closing of the merger occurs on or after August 2, 2015, you will also receive a payment equal to the banked amount for fiscal 2015, as determined by ANN INC. in good faith immediately prior to the closing of the merger.

5.	Is my Deferred Compensation Plan account eligible for rollover into the 401(k) or my own IRA?

No, since this is a non-qualified plan, it is not eligible for rollover into a qualified plan. The amount distributed will be added to your 2015 earnings and taxed as ordinary income.

6.	I use the PCRA investment option in my Deferred Compensation Plan. Can I take a distribution in-kind instead of cash?

No, your PCRA positions must be liquidated to make the distribution.

7.	I currently have outstanding Stock Options. What happens to those Options?

Under the merger agreement, each outstanding stock option (whether vested or unvested) will become fully vested as of the closing of the merger and be cancelled and converted into the right to receive the merger consideration in respect of each net share covered by such option, after taking into account the option exercise price. The merger consideration is equal to $37.34 in cash and 0.68 of a share of ascena common stock. The Company or one of its subsidiaries will pay this amount, less such amounts as are required to be withheld or deducted under federal, state, local or foreign tax law, within three business days following the closing.

8.	What happens to my currently unvested Restricted Stock (time or performance-vesting)?

Under the merger agreement, each unvested restricted share will become fully vested as of the closing of the merger (with any performance-based vesting conditions deemed satisfied at “target” levels) and be cancelled and converted into the right to receive $37.34 in cash and 0.68 of a share of ascena common stock. The Company or one of its subsidiaries will pay this amount, less such amounts as are required to be withheld or deducted under federal, state, local or foreign tax law, within three business days following the closing.

Additional Information and Where to Find It

In connection with the proposed transaction, ascena intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of ANN that also constitutes a prospectus of ascena. Investors and security holders are urged to read the proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by ascena by contacting ascena Investor Relations at (551) 777-6895, or by e-mail at asc-ascenainvestorrelations@ascenaretail.com. Investors and security holders may obtain free copies of the documents filed with the SEC by ANN by contacting ANN Investor Relations at (212) 541-3445, or by e-mail at investor_relations@ANNinc.com.

ascena and ANN and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about ascena’s directors and executive officers is available in ascena’s proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on November 3, 2014. Information about directors and executive officers of ANN is available in the proxy statement for the 2015 Annual Meeting of Stockholders of ANN filed with the SEC on April 2, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from ascena or ANN using the sources indicated above.

This document and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which ascena and ANN operate and beliefs of and assumptions made by ascena management and ANN management, involve uncertainties that could significantly affect the financial results of ascena or ANN or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving ascena and ANN, including future financial and operating results, the combined company’s plans, objectives, ratings, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, integrating ascena and ANN, providing stockholders with a more attractive currency, and the expected timetable for completing the proposed transaction — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the Merger and the timing of the closing of the Merger; the ability to obtain requisite regulatory approvals; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of the announcement of the transaction or consummation of the transaction on relationships, including with employees, credit rating agencies, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; negative rating agency actions; and those additional risks and factors discussed in reports filed with the SEC by ascena and ANN from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Neither ascena nor ANN undertakes any duty to update any forward-looking statements contained herein.